UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

RESEARCH SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No Fee Required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RESEARCH SOLUTIONS, INC.

(310) 477-0354

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 12, 2025

TO THE STOCKHOLDERS OF RESEARCH SOLUTIONS, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of Research Solutions, Inc., a Nevada corporation (the “Company” or “our”), to be held on November 12, 2025, at 11:00 A.M. Pacific time, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect six directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Wipfli LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026;

3.	To consider and approve a non-binding advisory vote on executive compensation;

4.	To consider and act upon a non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation; and

5.	To transact such other business properly presented at the meeting or any postponement or adjournment thereof.

This year, the Annual Meeting will be a completely virtual meeting of stockholders, conducted solely via a live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/RSSS2025. You will also be able to vote your shares electronically at the Annual Meeting.

This year, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the year ended June 30, 2025. The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet, by telephone or at the virtual Annual Meeting via live webcast, and how you can request and receive, free of charge, a printed copy of our proxy materials. All stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

Our board of directors has fixed September 22, 2025 as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting and any postponement or adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for 10 days prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting via live webcast, please vote by telephone or the Internet by following the voting procedures described in the proxy materials. If you received printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope.

September 24, 2025	By Order of the Board of Directors
Roy W. Olivier Chairman of the Board, Chief Executive Officer and President

2

RESEARCH SOLUTIONS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 12, 2025

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

Our board of directors solicits your proxy for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), and for any postponement or adjournment of the Annual Meeting, for the purposes described in the “Notice of Annual Meeting of Stockholders.” The table below shows some important details about the Annual Meeting and voting. Additional information is available in the “Frequently Asked Questions” section of the proxy statement immediately below the table. We use the terms “Research Solutions,” “the Company,” “we,” “our” and “us” in this proxy statement to refer to Research Solutions, Inc., a Nevada corporation.

The Notice of Annual Meeting, proxy statement, proxy card and copy of our Annual Report on Form 10-K for the year ended June 30, 2025 (the “2025 Annual Report”) are first being made available to our stockholders on or about September 26, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This proxy statement and the 2025 Annual Report are available for viewing, printing and downloading at www.proxyvote.com and on the “Investors” section of our website at www.researchsolutions.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

Meeting Details	November 12, 2025, 11:00 a.m. Pacific Time
Virtual Meeting	To participate in the Annual Meeting virtually via the Internet, please visit: www.virtualshareholdermeeting.com/RSSS2025. To access the Annual Meeting you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, included on your proxy card, or provided through your broker. Stockholders will be able to vote and submit questions during the Annual Meeting.
Record Date	September 22, 2025
Shares Outstanding	There were 32,821,783 shares of common stock outstanding and entitled to vote as of the Record Date.
Eligibility to Vote	Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share held as of the Record Date.
Quorum	A majority of the shares of common stock outstanding and entitled to vote, by proxy or via live webcast, as of the Record Date constitutes a quorum. A quorum is required to transact business at the Annual Meeting.
Voting Methods	Stockholders whose shares are registered in their names with Equiniti Trust Company, LLC, our transfer agent (referred to as “Stockholders of Record”) may vote by proxy via the Internet, phone, or mail by following the instructions on the accompanying proxy card. Stockholders of Record may also vote at the virtual Annual Meeting. Stockholders whose shares are held in “street name” by a broker, bank or other nominee (referred to as “Beneficial Owners”) must follow the voting instructions provided by their brokers or other nominees. See “What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?” and “How do I vote and what are the voting deadlines?” below for additional information.
Inspector of Elections	We will appoint an Inspector of Elections to determine whether a quorum is present, and to tabulate the votes cast by proxy or at the Annual Meeting via live webcast.
Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) as soon as practicable after the Annual Meeting.
Proxy Solicitation Costs

We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing notices, proxy statements, proxy cards and our 2025 Annual Report. Our directors, officers and other employees may solicit proxies personally or by telephone, e-mail or other means of communication, and we will reimburse them for any related expenses. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to the Beneficial Owners of the shares that the nominees hold in their names.

FREQUENTLY ASKED QUESTIONS

What matters am I voting on?

You will be voting on:

●	The election of six directors to hold office until the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) or until their successors are duly elected and qualified;
●	A proposal to ratify the appointment of Wipfli LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026;
●	A non-binding advisory vote on executive compensation;
●	A non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation; and
●	Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

●	FOR the election of the six directors nominated by our board of directors and named in this proxy statement as directors to serve until the 2026 Annual Meeting or until their successors are duly elected and qualified;
●	FOR the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026;
●	FOR endorsement of the compensation of our executive officers; and
●	FOR holding the non-binding advisory vote on executive compensation every 1 YEAR.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials?

Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending the Notice of Internet Availability of Proxy Materials, or the Notice, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about September 26, 2025, we mailed the Notice to each of our stockholders. The Notice contains instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, each of which is available at www.proxyvote.com. The Notice also provides instructions on how to vote your shares through the Internet, by telephone, by mail or virtually at the Annual Meeting.

What is the purpose of complying with the SEC’s “notice and access” rules?

We believe compliance with the SEC’s “notice and access” rules allows us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for action at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. Cumulative voting is not permitted with respect to the election of directors.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available during the Annual Meeting. Stockholders may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Stockholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with Equiniti Trust Company, LLC, our transfer agent, you are considered the Stockholder of Record with respect to those shares. As the Stockholder of Record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting via live webcast.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, you are considered the Beneficial Owner of shares held in “street name.” As the Beneficial Owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. In general, if you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee may, in its discretion, vote your shares with respect to routine matters (e.g., the ratification of the appointment of our independent auditor), but may not vote your shares with respect to any non-routine matters (e.g., the election of directors). Please see “What if I do not specify how my shares are to be voted?” for additional information.

How can I participate in the Annual Meeting?

Our stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/RSSS2025. You will need the 16-digit control number included on your proxy card to attend and vote at the Annual Meeting. If you are the Beneficial Owner of your shares, your 16-digit control number may be included in the voting instructions form that accompanied your proxy materials. If your nominee did not provide you with a 16-digit control number in the voting instructions form that accompanied your proxy materials, you may be able to log onto the website of your nominee prior to the start of the Annual Meeting, which will automatically populate your 16-digit control number in the virtual Annual Meeting interface. Stockholders who have obtained a 16-digit control number as described above may vote or submit questions while participating in the live webcast of the Annual Meeting. However, even if you plan to attend the Annual Meeting virtually, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting via live webcast.

How do I vote and what are the voting deadlines?

Stockholders of Record. Stockholders of Record can vote by proxy or by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/RSSS2025, where votes can be submitted via live webcast. If you vote by proxy, you can vote by Internet, telephone or by mail as described below.

●	You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice or in the proxy card that accompanies this proxy statement. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on November 11, 2025. Alternatively, you may request a printed proxy card by following the instructions provided in the Notice.
●	You may vote by mail. If you would like to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-paid envelope so that it is received no later than November 11, 2025. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of Proposals No. 1, 2 and 3, and with respect to Proposal No. 4, for holding the non-binding advisory vote on executive compensation every 1 YEAR.

●	You may vote at the Annual Meeting. If you choose to vote at the Annual Meeting virtually, you will need the 16-digit control number included on your Notice or on your proxy card. If you are the beneficial owner of your shares, your 16-digit control number may be included in the voting instructions form that accompanied your proxy materials. If your nominee did not provide you with a 16-digit control number in the voting instructions form that accompanied your proxy materials, you may be able to log onto the website of your nominee prior to the start of the Annual Meeting, on which you will need to select the stockholder communications mailbox link through to the Annual Meeting, which will automatically populate your 16-digit control number in the virtual Annual Meeting interface. The method you use to vote will not limit your right to vote at the virtual Annual Meeting. All shares that have been properly voted and not revoked will be counted at the Annual Meeting.

Beneficial Owners. If you are the Beneficial Owner of shares held of record by a broker or other nominee, you will receive voting instructions from your broker or other nominee. You must follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee how to vote your shares. The availability of telephone and Internet voting options will depend on the voting process of your broker or other nominee. As discussed above, if you received your 16-digit control number in the voting instructions form that accompanied your Notice or your proxy materials, or if you are able to link through to the Annual Meeting from the website of your nominee and populate your 16-digit control number in the virtual Annual Meeting interface, you will be able to vote virtually at the Annual Meeting.

May I change my vote or revoke my proxy?

Stockholders of Record. If you are a Stockholder of Record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

●	entering a new vote by Internet or telephone;
●	signing and returning a new proxy card with a later date;
●	delivering a written revocation to our Secretary at the address listed on the front page of this proxy statement; or
●	attending the Annual Meeting and voting via live webcast.

Beneficial Owners. If you are the beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named on the proxy card have been designated as proxy holders by our board of directors. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors (as shown on the first page of the proxy statement). If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a Stockholder of Record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

●	FOR the election of the six directors nominated by our board of directors and named in this proxy statement as directors to serve until the 2026 Annual Meeting or until their successors are duly elected and qualified;

●	FOR the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026;
●	FOR endorsement of the compensation of our executive officers;
●	FOR holding the non-binding advisory vote on executive compensation every 1 YEAR; and
●	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a Beneficial Owner and you do not provide your broker or other nominee that holds your shares with voting instructions, your broker or other nominee will determine if it has discretion to vote on each matter. In general, brokers and other nominees do not have discretion to vote on non-routine matters. Each of Proposal No. 1 (election of directors), Proposal No. 3 (endorsement of executive compensation) and Proposal No. 4 (frequency of vote to endorse executive compensation) is a non-routine matter, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee cannot vote your shares with respect to Proposal Nos. 1, 3 and 4, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Amended and Restated Bylaws and Nevada law. A majority of the shares of common stock outstanding and entitled to vote, by proxy or at the Annual Meeting via live webcast, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 32,821,783 shares of common stock outstanding, which means that 16,410,892 shares of common stock must be represented by proxy or virtually via live webcast at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (Proposal Nos. 2 and 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality of the voting power of the shares present and entitled to vote at the Annual Meeting, abstentions will have no impact on the outcome of the proposal as long as a quorum exists. For Proposal No. 4 (frequency of the non-binding advisory vote on executive compensation), the frequency receiving the greatest number of votes cast by stockholders will be considered the advisory vote of our stockholders. If you elect to abstain from voting on this proposal, the abstention will not have any effect on the advisory vote.

A broker non-vote occurs when a broker or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the Beneficial Owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not affect the outcome of the vote on Proposal Nos. 2, 3 and 4.

How many votes are needed for approval of each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. 1 – Election of directors	Plurality of voting power of shares present and entitled to vote	No
Proposal No. 2 – Ratification of the appointment of the independent registered public accounting firm	Majority of voting power of shares present and entitled to vote	Yes
Proposal No. 3 – Endorsement of the compensation of executive officers	Majority of voting power of shares present and entitled to vote	No
Proposal No. 4 – Frequency of the vote endorsing the compensation of executive officers	Majority of voting power of shares present and entitled to vote, however, if none of the frequency options receives a majority of voting power of shares present and entitled to vote, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders	No

With respect to Proposal No. 1, you may vote (i) FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. The six nominees receiving the most FOR votes will be elected. Cumulative voting is not permitted with respect to the election of directors. If you WITHHOLD your vote as to all nominees, your vote will be treated as if you had ABSTAINED from voting on Proposal No. 1, and your abstention will have no effect on the outcome of the vote.

With respect to Proposal Nos. 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these proposals, the abstention will have the same effect as a vote AGAINST the proposal.

With respect to Proposal No. 4, you may vote to hold the non-binding advisory vote on executive compensation every 1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN. If you ABSTAIN, your abstention will have no effect on the outcome of the vote.

How are proxies solicited for the Annual Meeting and who is paying for the solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of this proxy statement. We will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers and other nominees to forward to the Beneficial Owners of the shares held of record by the brokers or other nominees. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to Beneficial Owners.

This solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Research Solutions or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the board of directors attend the Annual Meeting?

We encourage our board members to attend the Annual Meeting. Because this year’s Annual Meeting will be completely virtual, those board members who do attend will not be available to answer questions from stockholders.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders of Record who participate in householding will be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Research Solutions only send a single copy of the next year’s Notice and, if applicable, the proxy materials, you may contact us as follows:

Research Solutions, Inc.

Attention: Secretary

10624 S. Eastern Ave., Suite A-614

Henderson, Nevada 89052

(310) 477-0354

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Proposal No. 1 is the election of six directors to hold office until the 2026 Annual Meeting or until their respective successors have been duly elected and qualified. Our Amended and Restated Bylaws provide that the number of the directors of our Company shall be not less than one nor more than nine, as fixed from time-to-time by resolution of our board of directors. On February 8, 2022, our board of directors fixed the number of directors at six effective as of February 8, 2022.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current board of directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Our board of directors proposes the election of the following nominees as directors:

Barbara J. Cooperman

Kenneth L. Gayron

General Merrill McPeak

Jeremy Murphy

Roy W. Olivier

John J. Regazzi

If elected, the foregoing six nominees are expected to serve until the 2026 annual meeting of stockholders.

Required Vote

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

CURRENT DIRECTORS/DIRECTOR NOMINEES

The following table sets forth the name, age, position and date of appointment of each of our directors and each person nominated to become a director, as applicable, as of September 22, 2025.

Name	Age	Position	Date of Appointment
Barbara J. Cooperman (1)	70	Director	February 8, 2022
Gen. Merrill McPeak (2)	89	Director	November 5, 2010
Roy W. Olivier	66	President and Chief Executive Officer, and Chairman of the Board	March 29, 2021
John J. Regazzi (3)	77	Lead Independent Director	June 22, 2015
Jeremy Murphy (4)	42	Director	November 14, 2023
Kenneth L. Gayron (5)	55	Director	December 4, 2023

(1)	Chair of the Compensation Committee and member of the Nominating and Governance Committee.
(2)	Member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
(3)	Lead Independent Director and member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
(4)	Chair of the Nominating and Governance Committee and member of the Audit Committee.
(5)	Chair of the Audit Committee and member of the Compensation Committee.

Barbara J. Cooperman – Director

Ms. Cooperman was appointed to our board of directors on February 8, 2022. Ms. Cooperman is an accomplished executive with general management background, P&L responsibility, and world-class marketing specialty in both B2B and B2C sectors. She has more than 20 years’ governance experience on boards including early-stage and privately held companies, nonprofits, industry associations, as well as executive leadership teams. She is known for being strategic and is a highly regarded leader skilled at developing vision and guiding organizations through growth stages and periods of reinvention. With 20+ years in the C-suite, Ms. Cooperman has significant experience advising the board on a wide range of issues such as unlocking brand value, strategic plans, M&A, and corporate social responsibility. Most recently, Ms. Cooperman was the global CMO at Kroll, a leader in cyber security and risk consulting, and Kroll Ontrack, a leader in ediscovery and data recovery. Joining as the firm came out of bankruptcy, she restored worldwide gold standard brand reputations, created go-to-market strategy for the high-growth cyber security practice, and managed corporate and crisis communications through the successful sale of both companies and several high-stakes matters. Kroll Ontrack was sold in 2016 and Kroll in 2018, both at highly attractive valuations. Prior to her role as Chief Marketing Officer at Kroll, Inc., Ms. Cooperman worked for 12 years at Reed Elsevier, where she served as the Global Chief Marketing Officer for LexisNexis and Elsevier. Our board of directors concluded that Ms. Cooperman should serve as a director in light of her extensive industry knowledge, marketing and operating expertise, and governance experience.

General Merrill McPeak – Director

Gen. McPeak was appointed to our board of directors on November 5, 2010. He is President of McPeak and Associates, a company he founded in 1995. From 1990 until his retirement from active military service in late 1994, he was chief of staff of the U.S. Air Force. During this period, he was the senior officer responsible for organization, training and equipage of a combined active duty, National Guard, Reserve and civilian work force of over 850,000 people serving at 1,300 locations in the United States and abroad. As a member of the Joint Chiefs of Staff, he and the other service chiefs were military advisors to the Secretary of Defense and the President. Gen. McPeak has served on the board of directors of several publicly traded companies, including long service with Trans World Airlines, Inc. and with the test and measurement company, Tektronix, Inc. He was for many years Chairman of the Board of ECC International Corp., until that company was acquired by Cubic Corporation and previously served as a director of Iovance Biotherapeutics. Gen. McPeak was a founding investor, director and Chairman of Ethicspoint, Inc., a software-as-a-service provider of secure, confidential employee reporting systems, that was acquired by private equity at a return making it one of Oregon’s most successful business startups in decades. Our board of directors concluded that Gen. McPeak should serve as a director in light of his demonstrated leadership abilities and years of experience serving on the boards of directors of numerous publicly traded corporations.

Roy W. Olivier – Chief Executive Officer and President, and Chairman of the Board

Mr. Olivier was named Interim Chief Executive Officer and President on March 29, 2021 and was formally appointed as Chief Executive Officer and President on October 4, 2021. Mr. Olivier was appointed Chairman of the Board effective September 16, 2025. Mr. Olivier has been a member of our board of directors since January 2018. Before joining Research Solutions, Mr. Olivier served as CEO of ARI Network Services, a leading provider of SaaS tools and marketing services, growing the business from less than 80 employees to over 1,200 and increasing revenues from under $15 million to over $100 million through accelerated organic growth and acquisitions. Earlier in his career, he served as VP of Sales and Marketing for ProQuest Media Solutions (now Snap-on Inc.) and held executive and senior management positions at multiple companies across the telecommunications and computer industries including Multicom Publishing, Tandy Corporation, BusinessLand and PacTel. Our board of directors concluded that Mr. Olivier should serve as a director in light of his extensive experience in management and the information services industry.

John J. Regazzi – Lead Independent Director

Mr. Regazzi was appointed to our board of directors on June 22, 2015. He served as Chairman of the Board from 2015 – 2021, Lead Independent Director from 2021 - 2023, Chairman from 2023 – 2025 and was redesignated Lead Independent Director effective September 16, 2025. Mr. Regazzi is an information services and IT industry innovator, with more than four decades of experience. He is currently managing director of Akoya Capital Partners, a sector-focused private investment firm, where for the last few years he has served as its professional information services sector leader. He has also been a professor at the Long Island University’s College of Education, Information and Technology since 2005, and has served as dean of LIU’s College of Information and Computer Science. Before joining Akoya Capital Partners, Mr. Regazzi served for several years as CEO of Elsevier Inc. and managing director of the NYSE-listed Reed Elsevier, the world’s largest publisher and information services company for journal and related scientific, technical and medical content. At Reed Elsevier, he oversaw its expansive electronic publishing portfolio, with a program staff of 3,000 and revenues exceeding $1 billion. He was previously CEO of Engineering Information, which he helped turn around before being acquired by Reed Elsevier. As a recognized industry thought leader, Mr. Regazzi has designed, launched, and managed some of the most innovative and well-known information services in the professional communities, including the Engineering Village, Science Direct, Scirus and Scopus, as well as numerous other electronic information services dating back to the early days of the online and CD-ROM industries. Mr. Regazzi has served on a variety of corporate and industry boards, including the British Standards Institute Group and the American Institute of Physics, and he served as Chairman of the Board of National Technical Information Service, a division of the U.S. Department of Commerce. He also served as Chairman of DiSTI and Convergered Security Solutions (CSS), both Akoya portfolio companies. Mr. Regazzi earned his B.S. from St. Johns University, M.A. from University of Iowa, M.S. from Columbia University, and Ph.D. in Information Science from Rutgers University. Our board of directors concluded that Mr. Regazzi should serve as a director in light of his extensive experience in the information services industry.

Jeremy Murphy – Director

Jeremy Murphy was appointed to our board of directors on November 14, 2023. Mr. Murphy is the Executive Chairman at Tiki.com, the leading contextual ad network for the travel industry, which each month delivers tens of millions of travel-intenders to the world’s largest travel websites. At Tiki, Mr. Murphy has orchestrated pioneering new B2B software from ideation to roll-out, including the first AI-powered conversational advertisement trained to be an expert on each advertiser’s product offering by leveraging state-of-the-art document indexing and language models. Mr. Murphy is also the CEO & Chairman of an early-stage startup, Munifi LLC, using AI to make complex fixed income securities understandable to all. Previously, he co-founded TheSuitest, a hotel data-analytics platform featured in the NYTimes, The Today Show and elsewhere for using natural language processing to compare and quantify hotel accommodations. TheSuitest was successfully acquired by ClickTripz in 2015. Prior to his current role, Mr. Murphy had significant experience in various crucial positions at prominent financial institutions. Mr. Murphy was an analyst in the Investment Management Division of Goldman Sachs & Co. as part of a team responsible for nearly $10 billion in assets. Mr. Murphy later worked as a risk manager and analyst for the investment arm of the Gulf Bank of Kuwait and its controlling shareholder. Our board of directors determined that Mr. Murphy would make a beneficial addition to our board of directors in light of his AI experience, software expertise and analytics background.

Kenneth L. Gayron – Director

Kenneth L. Gayron was appointed to our board of directors on November 14, 2023. Mr. Gayron serves as the Chief Financial Officer and EVP of Avid Technology. Mr. Gayron previously served as the Interim CEO and CFO at Numerex Corp., where he successfully managed a public turnaround of Numerex’s business model. This culminated in a successful merger with Sierra Wireless which was approved by over 99% of public shareholders. As a result, Mr. Gayron delivered a 15% shareholder return over the two-year period. Mr. Gayron was also responsible for Numerex’s Global Financial Organization, including accounting, SEC reporting, financial planning, tax, treasury, capital markets and investor relations. Prior to Numerex, Mr. Gayron served as the Chief Financial Officer at Osmotica Pharmaceutical Corp. During his three-year tenure, he drove 300% improvement in profitability and created $300 million in enterprise value. Mr. Gayron also led a strategic M&A exit with the CEO which resulted in a $650 million valuation. Mr. Gayron began his career as the VP Finance and Treasurer at Sensus. Mr. Gayron then became the Treasurer at Nuance Communications. Mr. Gayron received his MBA in finance from Cornell Johnson Graduate School of Management and his Bachelor of Science in finance from Boston College. Our board of directors determined that Mr. Gayron would make a beneficial addition to our board of directors in light of his software development expertise and finance background.

OTHER EXECUTIVE OFFICERS

The following table sets forth the name, age, position and date of appointment of each of our other executive officers as of September 22, 2025.

Name	Age	Position	Date of Appointment
William Nurthen	52	Chief Financial Officer and Secretary	October 4, 2021
Sefton Cohen	55	Chief Revenue Officer	November 4, 2024

William Nurthen – Chief Financial Officer and Secretary

Mr. Nurthen was appointed as Chief Financial Officer and Secretary on October 4, 2021. He brings more than twenty years of experience which includes financial leadership roles at both publicly traded and private companies across multiple industries. Prior to joining Research Solutions, Mr. Nurthen served in Chief Financial Officer roles for Endeavor Business Media, a B2B media publisher, and ARI Network Services, Inc. (formerly on the Nasdaq), a SaaS marketing company. Mr. Nurthen has also held prior CFO roles in investment banking, biotechnology, and information technology. He holds a Master of Business Administration from the Kellogg School of Management at Northwestern University and a Bachelor of Business Administration from the University of Notre Dame.

Sefton Cohen – Chief Revenue Officer

Mr. Cohen was appointed as Chief Revenue Officer on November 4, 2024. Mr. Cohen is a seasoned sales leader with over two decades of experience in the technology industry. He has a proven track record of launching, revitalizing, and scaling sales, marketing, and services for US and EMEA based public and private companies. Mr. Cohen has helped make markets and delivered multimillion-dollar new revenue streams for early stage, and accelerated growth stage companies. In addition to organically growing these companies, Mr. Cohen’s leadership has enabled them to raise capital from Tier One Venture Capital and Private Equity firms and achieve successful exits. Mr. Cohen has degrees from Franklin & Marshall College (BA) and Columbia Business School (MBA).

FURTHER INFORMATION CONCERNING OUR BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Meetings. Our board of directors held six meetings during the fiscal year ended June 30, 2025. Each director then serving attended 75% or more of the aggregate of all of the meetings of our board of directors and all of the meetings held by all committees of our board of directors on which such director served in the fiscal year ended June 30, 2025. While directors periodically attend annual stockholder meetings, we have not established a specific policy with respect to members of our board of directors attending annual stockholder meetings. Each of our directors attended our Annual Meeting of Stockholders, held on November 12, 2024.

Committees. Our board of directors currently has the following standing committees: Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee held four meetings, our Compensation Committee held six meetings and our Nominating and Governance Committee held three meetings during the fiscal year ended June 30, 2025.

Our Audit Committee currently consists of Messrs. Gayron (Chair), Regazzi, Murphy and Gen. McPeak. Our board of directors has determined that Mr. Gayron is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and that each member of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication. Accordingly, our board of directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member’s duties and obligations on our Audit Committee. The primary purposes of our Audit Committee are to assist our board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of our Company and audits of our financial statements, including (i) reviewing the scope of the audit and all non-audit services to be performed by our independent accountant and the fees incurred by us in connection therewith, (ii) reviewing the results of such audit, including the independent accountant’s opinion and letter of comment to management and management’s response thereto, (iii) reviewing with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) engaging our independent accountants and (v) reviewing our quarterly and annual financial statements prior to public issuance. The role and responsibilities of our Audit Committee are more fully set forth in a revised written Charter adopted by our board of directors on September 18, 2015, which is available on our website located at www.researchsolutions.com.

Our Compensation Committee currently consists of Ms. Cooperman (Chair), Gen. McPeak and Messrs. Regazzi and Gayron. The primary purposes of our Compensation Committee are to assist our board of directors in fulfilling its responsibility to determine the compensation of our executive officers and to approve and evaluate the compensation policies and programs of our Company, including (i) reviewing the compensation packages of executive officers and making recommendations to our board of directors for said compensation packages, (ii) reviewing and approving proposed stock incentive grants and (iii) providing our board of directors with recommendations regarding bonus plans, if any. The role and responsibilities of our Compensation Committee are more fully set forth in a revised written Charter adopted by our board of directors on September 18, 2015, which is available on our website located at www.researchsolutions.com.

Our Nominating and Governance Committee currently consists of Messrs. Murphy (Chair), Regazzi, Gen. McPeak, and Ms. Cooperman. The primary purposes of our Nominating and Governance Committee are to (i) identify individuals qualified to become members of our board of directors and recommend to our board of directors the nominees for the next annual meeting of our stockholders and candidates to fill vacancies on our board of directors, (ii) recommend to our board of directors the directors to be appointed to committees of our board of directors and (iii) oversee the effectiveness of our corporate governance in accordance with regulatory guidelines and any other guidelines we establish, including evaluations of members of executive management, our board of directors and its committees. The role and responsibilities of our Nominating and Governance Committee are more fully set forth in a revised written Charter adopted by our board of directors on October 15, 2012, which is available on our website located at www.researchsolutions.com.

Director Nomination Process. Our Nominating and Governance Committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors; our executives; individuals personally known to the members of our board of directors; and other research. Our Nominating and Governance Committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

A stockholder of our Company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of our Company beneficially owned, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person pursuant to which the nominations are to be made and (v) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934, as amended (the “Exchange Act”). The recommendation should be addressed to our Secretary.

Among other matters, our Nominating and Governance Committee:

1.	Reviews the desired experience, mix of skills and other qualities to assure appropriate board of directors composition, taking into account the current members of our board of directors and the specific needs of our Company and our board of directors;

2.	Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

3.	Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of our board of directors; and

4.	Conducts appropriate inquiries into the background and qualifications of potential nominees.

Although the Nominating and Governance Committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of our board of directors, the Nominating and Governance Committee and the full board of directors are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches.

Based on the foregoing, our Nominating and Governance Committee recommended for nomination and our board of directors nominated, Ms. Cooperman, Mr. Gayron, Gen. McPeak, Mr. Murphy, Mr. Olivier and Mr. Regazzi for re-election, as directors on our board of directors, subject to stockholder approval, for a term ending on the date of the 2026 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight. Mr. Regazzi serves as our Lead Independent Director and Mr. Olivier serves as our Chief Executive Officer, President and Chairman of the Board. We believe that separating the roles of Lead Independent Director, on the one hand, and Chief Executive Officer, President and Chairman of the Board on the other, enhances our corporate governance practices and better enables management and our board of directors to focus on growth to maximize stockholder value. Our board of directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our board of directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our Nominating and Governance Committee also manages risks associated with the independence of members of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks.

Policy on Trading, Pledging and Hedging of Company Stock. Effective July 1, 2025, our board of directors adopted an Amended and Restated Insider Trading Policy (the “Insider Trading Policy”) that prohibits all employees, officers and directors from engaging in transactions involving our securities while in possession of material non-public information and restricts directors, officers and other designated insiders from engaging in certain transactions involving our securities during specified periods for which the Company has determined such individuals are most likely to be aware of material, non-public information. The Insider Trading Policy also requires pre-clearance from our Compliance Officer prior to making certain transactions involving our securities. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards, applicable to the Company.

As of the date of this proxy statement, none of our executive officers or non-employee directors have previously engaged in any hedging or pledging transaction involving our securities.

Shareholder Communications. Holders of our securities can send communications to our board of directors via email to auditcommittee@reprintsdesk.com or by telephoning the Chief Financial Officer at our main telephone number, who will then relay the communications to our board of directors.

DIRECTOR INDEPENDENCE

Our board of directors currently consists of six members: Mr. Olivier (Chairman), Ms. Cooperman, Mr. Gayron, Gen. McPeak, Mr. Murphy and Mr. Regazzi. Our board of directors has determined that Ms. Cooperman, Mr. Gayron, Gen. McPeak, Mr. Murphy and Mr. Regazzi are independent directors as that term is defined in the applicable rules for companies traded on Nasdaq. Messrs. Gayron, Murphy and Regazzi and Gen. McPeak are each members of our Audit Committee, and Ms. Cooperman, Messrs. Gayron and Regazzi and Gen. McPeak are each members of our Compensation Committee. Each of the foregoing directors meets Nasdaq’s independence standards for members of such committees.

AUDIT COMMITTEE REPORT

The Audit Committee of our board of directors has furnished the following report:

Our Audit Committee currently operates under a revised written charter that was approved by our board of directors effective September 18, 2015. For the fiscal year ended June 30, 2025, our Audit Committee has performed, or has confirmed that our board of directors has performed, the duties of our Audit Committee, which is responsible for providing objective oversight of our internal controls and financial reporting process.

In fulfilling its responsibilities for the financial statements for the fiscal year ended June 30, 2025, our Audit Committee:

●	Reviewed and discussed the audited consolidated financial statements for the year ended June 30, 2025 with management and Wipfli LLP, or the Auditors, our independent auditors;

●	Discussed with the Auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

●	Received written disclosures and the letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Auditors their independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Auditors are in fact “independent.”

Based on our Audit Committee’s review of our audited consolidated financial statements and discussions with management and the Auditors, and subject to the limitations on the role and responsibilities of our Audit Committee referred to in this report and in the Audit Committee’s written charter, our Audit Committee approved the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2025, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Kenneth L. Gayron
General Merrill McPeak
Jeremy Murphy
John J. Regazzi

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL NO. 2

INDEPENDENT ACCOUNTANTS

Proposal No. 2 is the ratification of the firm of Wipfli LLP, or Wipfli, as our independent registered public accounting firm for the year ending June 30, 2026. Our Audit Committee recommended and our board of directors has selected, subject to ratification by a majority vote of the stockholders in person or by proxy at the Annual Meeting, Wipfli as our independent public accountant for the current fiscal year ending June 30, 2026. A representative of Wipfli will be invited to attend the Annual Meeting and, if attending, will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders.

While there is no legal requirement that this proposal be submitted to stockholders, it will be submitted at the Annual Meeting nonetheless, as our board of directors believes that the selection of auditors to audit our consolidated financial statements is of sufficient importance to seek stockholder ratification. If the majority of our stockholders present and entitled to vote at the Annual Meeting do not ratify the appointment of Wipfli as our auditors for the current fiscal year, Wipfli will continue to serve as our auditors for the current fiscal year, and our Audit Committee will engage in deliberations to determine whether it is in our best interest to continue Wipfli’s engagement as our auditors for the fiscal year ending June 30, 2027.

Wipfli was our principal independent public accounting firm for the fiscal year ending June 30, 2025. All audit work was performed by the full-time employees of Wipfli. Our Audit Committee approved in advance all services performed by Wipfli, has considered whether the provision of non-audit services is compatible with maintaining Wipfli’s independence, and has approved such services. Weinberg & Company, P.A., or Weinberg, served as our independent registered public accounting firm for the year ending June 30, 2024.

The following table presents the aggregate fees for professional audit services for both firms and other services rendered in the fiscal years ended June 30, 2025 and 2024. For the year ended June 30, 2025, the total of $256,854 was comprised of $200,854 for Weinberg and $56,000 for Wipfli.

	Year Ended June 30, 2025	Year Ended June 30, 2024
Audit Fees	$210,920	$182,587
Audit Related Fees	--	--
Tax Fees	45,934	30,550
All Other Fees	--	--
Total	$256,854	$213,137

Audit Fees consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, and reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, including amendments thereto.

Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.”

Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees consists of amounts billed for services other than those noted above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF WIPFLI LLP AS OUR INDEPENDENT ACCOUNTANTS.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, we are including in this proxy statement and will present for a vote at the Annual Meeting, a non-binding advisory resolution to approve the compensation of our executives, as described in this proxy statement, pursuant to the compensation disclosure rules of the SEC. Proposal No. 3, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s proxy statement for the Annual Meeting.

This vote will not be binding on our board of directors and may not be construed as overruling a decision by our board of directors or creating or implying any change to the fiduciary duties of our board of directors. The vote will not affect any compensation previously paid or awarded to any executive. Our Compensation Committee and our board of directors may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a “say on frequency” vote, held at our Annual Meeting of Stockholders, held on November 12, 2019, our board of directors determined that we will hold our say on pay vote annually until the next required say on frequency vote.

Required Vote

Endorsement of the compensation of our executive officers will require the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting with respect to such proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVES.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, in addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, we are required this year to include in this proxy statement and present at the Annual Meeting a non-binding stockholder vote on whether an advisory vote on executive compensation should be held every 1 year, 2 years or 3 years.

Our board of directors believes that holding an advisory vote on executive compensation every year is the optimal interval for conducting and responding to a “say on pay” vote, so that stockholders may annually express their views on our executive compensation program.

Stockholders have the opportunity to choose among four options – holding the advisory vote on executive compensation every 1 YEAR, 2 YEARS, 3 YEARS or abstaining – and, therefore, stockholders will not be voting to approve or disapprove our board of directors’ recommendation.

Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, our board of directors and the Compensation Committee may take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR A “SAY ON PAY” FREQUENCY OF EVERY “1 YEAR”.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation for the last two fiscal years awarded to, earned by, or paid to our Chief Executive Officer (principal executive officer) and our two most highly compensated executive officers other than our CEO who were serving as executive officers at the end of our last completed fiscal year, whose total compensation exceeded $100,000 during such fiscal year ends.

				Stock		All other
Name and principle	Fiscal	Salary	Bonus	awards		compensation	Total
Position	Year	($)	($)	($)		($)	($)
Roy W. Olivier	2025	420,833	198,956	—		21,200	640,989
President and Chief Executive Officer, and Chairman of the Board	2024	400,000	188,600	—		19,215	607,815

William Nurthen	2025	354,167	140,324	—		22,773	517,264
Chief Financial Officer and Secretary	2024	333,333	155,875	111,200	(1)	19,082	619,490

Sefton Cohen	2025	225,392	173,583	777,240	(2)	9,213	1,185,428
Chief Revenue Officer	2024	—	—	—		—	—

(1)	Represents the grant date fair value of 50,000 shares of restricted stock granted on December 6, 2023 under our 2017 Omnibus Incentive Plan (as amended to date, the “2017 Plan”), as restricted stock awards to key management in accordance with our long-term equity bonus plan (the “LTEBP”). The grant date fair value was computed using the Monte Carlo simulations on a binomial model with the assistance of a valuation specialist with a derived service period ranging from 0.68 to 2.25 years.

(2)	Represents the grant date fair value of 340,000 shares of restricted stock granted on November 12, 2024 under the 2017 Plan, as restricted stock awards to key management in accordance with the LTEBP. The grant date fair value was computed using the Monte Carlo simulations on a binomial model with the assistance of a valuation specialist with a derived service period ranging from 0.64 to 2.31 years.

Policies and Practices Related to the Grant of Certain Equity Awards

For option grants awarded to our employees, including executive officers, grants of options are currently made on a discretionary basis under the 2017 Plan. For option grants to our non-employee directors, grants are made on or around the date of each annual meeting of stockholders to each non-employee director in office immediately following such meeting. See “Director Compensation” below. Our Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information. It is the Company’s practice not to time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Employment Agreements

Roy W. Olivier

On October 4, 2024, we entered into an executive employment agreement with Mr. Olivier governing Mr. Olivier’s continuing employment, which has an indefinite period. Under the terms of the executive employment agreement, Mr. Olivier agreed to serve as our Chief Executive Officer and President on an at-will basis. The agreement provides for a base salary of at least $425,000 per year, subject to annual review and adjustment by our board of directors, and participation in an executive bonus plan as determined by our board of directors. No part of Mr. Olivier’s salary is allocated to his duties as a director of our Company.

The agreement contains provisions that prohibit Mr. Olivier from soliciting our customers or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Olivier of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Olivier will be eligible to receive (i) an amount equal to eighteen (18) months of his then-current base salary payable in the form of salary continuation, (ii) any accrued but unpaid bonus, if we terminate Mr. Olivier’s employment between July 1 and September 15, (iii) a pro-rata bonus for the then-current fiscal year and (iv) continuation of health and welfare benefits for eighteen (18) months, if he is terminated without cause. In addition, he is eligible to receive a pro-rata bonus for the fiscal year of termination. Mr. Olivier may terminate the agreement at any time, with or without reason, upon thirty (30) days advance written notice.

William Nurthen

On October 4, 2021, we entered into an executive employment agreement with Mr. Nurthen which has an indefinite period. Under the terms of the executive employment agreement, Mr. Nurthen has agreed to serve as our Chief Financial Officer on an at-will basis. The agreement provides for a base salary of $284,000 per year, subject to annual review and increase by our chief executive officer and Compensation Committee, and participation in an executive bonus plan as determined by our board of directors.

The agreement contains provisions that prohibit Mr. Nurthen from soliciting our customers or employees during his employment with us and for one year afterward for employees and two years afterward for customers. The agreement also contains provisions that restrict disclosure by Mr. Nurthen of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. Mr. Nurthen will be eligible to receive (i) an amount equal to twelve (12) months of his then-current base salary payable in the form of salary continuation, (ii) a pro-rata bonus for the then-current fiscal year, (iii) acceleration of all outstanding unvested options or restricted stock as of the effective date of termination, and (iv) continuation of health and welfare benefits for twelve (12) months if he is terminated without cause. Mr. Nurthen may terminate the agreement at any time, with or without reason, upon thirty (30) days’ advance written notice.

Sefton Cohen

On November 4, 2024, we entered into an executive employment agreement with Mr. Cohen. Under the terms of the executive employment agreement, Mr. Cohen has agreed to serve as Chief Revenue Officer on an at-will basis. The term of the agreement is indefinite unless terminated by either party subject to the provisions of the employment agreement. The agreement provides for a base salary of $340,000 per year, subject to adjustment from time to time, and participation in a bonus plan based upon Company sales and retention, and executive bonus plan as determined by our board of directors.

The agreement contains provisions that prohibit Mr. Cohen from soliciting our customers or employees during his employment with us and for eighteen (18) months afterward. The agreement also contains provisions that restrict disclosure by Mr. Cohen of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment. We may terminate the agreement at any time, with or without cause. In the event of a termination without cause in the first year of his employment or withing twelve (12) months of change of control, Mr. Cohen will be eligible to receive (i) an amount equal to nine (9) months of his then-current base salary payable in the form of salary continuation, plus (ii) any earned but unpaid bonus, (iii) pro-rata bonus for the then-current fiscal year, and (iv) continuation of health and welfare benefits for nine (9) months. In the event of any other termination without cause, Mr. Cohen will receive the same as the above with the exception that the salary continuation will be reduced to six (6) months from nine (9) months. Mr. Cohen may terminate the agreement at any time, with or without reason.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock options, warrants and other stock awards (restricted stock) for each named executive officer as of June 30, 2025.

	Number of	Number of
	securities	securities			Stock Awards:		Stock Awards:
	underlying	underlying	Option/	Option/	Number of		Market value of
	unexercised	unexercised	Warrant	Warrant	shares of stock		shares of stock
	options/warrants	options/warrants	exercise	expiration	that have not		that have not
Name	exercisable (#)	unexercisable (#)	price ($)	date (1)	vested (#)		vested ($)
Roy W. Olivier	50,000	—	$2.40	11/13/2028	—		—
	50,000	—	$3.13	11/12/2029	—		—
	50,000	—	$2.13	11/17/2030	—		—
	—	—	—	—	300,000	(1)	384,000	(2)
William Nurthen	—	—	—	—	6,250	(3)	$16,313	(4)
	—	—	—	—	180,000	(5)	$230,400	(6)
					30,000	(7)	$61,300	(8)
Sefton Cohen	—	—	—	—	204,000	(9)	$425,000	(10)

(1)	The restricted stock was granted on October 31, 2022 under the 2017 Plan, as restricted stock awards to key management in accordance with the LTEBP.

(2)	Based on fair value computed using the Monte Carlo simulations on a binomial model with the assistance of a valuation specialist with a derived service period ranging from 1.43 to 2.59 years.

(3)	The restricted stock was granted on October 4, 2021 and vest over a four year period, with a one year cliff vesting period.

(4)	Based on a market closing price per share of common stock of $2.61 on October 4, 2021.

(5)	The restricted stock was granted on October 31, 2022 under the 2017 Plan, as restricted stock awards to key management in accordance with the LTEBP.

(6)	Based on fair value computed using the Monte Carlo simulations on a binomial model with the assistance of a valuation specialist with a derived service period ranging from 1.43 to 2.59 years.

(7)	The restricted stock was granted on December 6, 2023 under the 2017 Plan, as restricted stock awards to key management in accordance with the LTEBP.

(8)	Based on fair value computed using the Monte Carlo simulations on a binomial model with the assistance of a valuation specialist with a derived service period ranging from 0.68 to 2.25 years.

(9)	The restricted stock was granted on November 12, 2024 under the 2017 Plan, as restricted stock awards to key management in accordance with the LTEBP.

(10)	Based on fair value computed using the Monte Carlo simulations on a binomial model with the assistance of a valuation specialist with a derived service period ranging from 0.64 to 2.31 years.

Compensation Philosophy & Objectives

The policies underlying our Compensation Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. We typically design our compensation plans in terms of an Annual Incentive Plan (“AIP”) made up of a base salary and bonus plan which is paid on attaintment of our Company’s annual objectives and a Long-term Equity Bonus Plan (“LTEBP”) which is restricted stock that vests at certain share prices. The AIP ensures that executives perform against annual targets and the LTEBP is designed to allign executive behavior toward improving our stock price over time.

In establishing executive compensation, our Compensation Committee evaluates compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance, with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals. Our Compensation Committee further attempts to rationalize a particular executive’s compensation with that of other executive officers of our Company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and incentive grants) are reviewed separately, compensation decisions are made based on a review of total compensation.

Both the AIP and the LTEBP are designed to:

●	Attract, retain, and motivate leadership talent with the skills to scale profitable recurring revenue growth.

●	Align executive pay with long-term shareholder value creation.

●	Incentivize operational performance in key areas which are typically net annual recurring revenue (“ARR”) growth, and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), versus plan in addition to delivering specific key results that align with our Company’s high-level objectives and key results (“OKR”).

●	Have a meaningful percentage to total AIP compensation tied to performance. For fiscal 2025 between 17% and 43% of the executive’s total annual compensation is linked to measurable performance goals, typically attainment of our annual net ARR growth and adjusted EBITDA targets. The CEO and CFO have 40% and 37% of their AIP as bonus tied to objectives. The remaining executives have between 22% and 76% of their AIP tied to objectives.

Annual Incentive Plan

●	Base Salary: Provides fixed income, competitive in the marketplace, sufficient to retain executives during periods when variable components fluctuate. Salary levels are reviewed annually and adjusted as required.

●	Annual Incentive Bonus: Rewards the achievement of short-term, typically annual, operational and financial goals critical to our performance specifically net ARR growth, adjusted EBITDA versus plan and on attainment of certain OKRs. Targets set at the start of fiscal year and approved by our board of directors. Payouts are weighted among metrics as follows:

o	CEO & CFO – For fiscal 2025, 37.5% of the bonus was paid based on net ARR growth, 37.5% was paid on adjusted EBITDA (both vs plan), 20% was based on cash flow vs plan, and 5% was based on strategic goals (OKRs). For fiscal 2026, 47.5% of the bonus will be paid on attainment of our net ARR growth target, 47.5% of the bonus will be paid on attainment of our adjusted EBITDA target, and 5% will be paid based on attainment of the assigned OKRs.

o	CRO – In fiscal 2025, 60% of the bonus was paid on net ARR growth versus plan, 20% was based on adjusted EBITDA versus plan and 20% was based on attainment of strategic goals (OKRs). For fiscal 2026, 77% will be paid on attainment of our net ARR growth target, 11.5% will be paid on attainment of our adjusted EBITDA target, and 11.5% on OKRs.

o	CMO – In fiscal 2025, 60% of the bonus was paid on net ARR growth versus plan, 20% was based on adjusted EBITDA versus plan and 20% was based on attainment of strategic goals (OKRs). For fiscal 2026, 60% will be paid on attainment of our net ARR growth target, 20% will be paid on attainment of our adjusted EBITDA target, and 20% on OKRs.

o	CTO, COO and CSO – In fiscal 2025, 40% was paid on attainment of our net ARR growth versus plan, 40% was paid on adjusted EBITDA versus plan, and 20% on OKRs. For fiscal 2026 the split remains the same (40%/40%/20%) with respect to our net ARR growth target, adjusted EBITDA target and OKRs.

Long-Term Equity Bonus Plan. We provided a large, restricted stock grant which vests as the trading price of our common stock hits certain targets. The plan current has 5 tiers spit evenly: 20% of the shares in the grant vest at each tier. The vesting tiers are achieved when the trading price of our common stock hits a specific 30-day volume weighted average price. The tiers are $3.00, $3.75, $4.50, $5.25, and $6.00. The first two tiers were achieved.

Other Benefits & Perquisites. We offer competitive benefits to all of our employees including medical, dental, vision coverage as well as access to a 401K.

Clawback Policy

Effective November 14, 2023, our board of directors adopted a Compensation Recovery Policy, whereby we may seek the recovery or forfeiture of incentive compensation paid by us, including cash, equity or equity-based compensation, in the event we restate our financial statements under certain circumstances (the “Clawback Policy”), in accordance with the applicable rules of Nasdaq and Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended. The Clawback Policy applies to our Section 16 officers, any employee who was eligible to receive incentive compensation and whose conduct contributed to the need for a restatement, and any other former Section 16 officer or other employee who contributed to the need for such restatement. Our Clawback Policy is administered by our Compensation Committee, and the Compensation Committee has the authority, in accordance with the applicable laws, rules and regulations, to interpret and make determinations necessary for the administration of the Clawback Policy, and may forego recovery in certain instances.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, the Company is providing the following information regarding the relationship between “compensation actually paid”, or “CAP”, to our principal executive officer, or PEO, and Non-PEO NEOs and certain financial performance of the Company for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1) (2)	Average Summary Compensation Table Total for Non-PEO NEO(1)(3)	Average Compensation Actually paid to Non-PEO NEOs(1) (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss)(6)
2025	$640,989	$479,382	$851,346	$857,640	$100.35	$1,265,553
2024	$607,815	$326,077	$490,428	$353,325	$93.01	$(3,786,597)
2023	$1,380,334	$1,300,501	$694,511	$591,466	$71.33	$571,623

(1)	For fiscal years 2025, 2024 and 2023, Roy W. Olivier served as our principal executive officer (PEO). Our non-PEO NEOs for fiscal year 2025 were William Nurthen and Sefton Cohen. Our non-PEO NEOs for fiscal year 2024 were William Nurthen and Scott Ahlberg. Our non-PEO NEOs for fiscal year 2023 were William Nurthen and Peter Derycz.

(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Deduction of Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2025	$640,989	$0	$(161,607)	$479,382
2024	$607,815	$0	$(281,738)	$326,077
2023	$1,380,334	$(857,000)	$777,167	$1,300,501

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock awards” and “Option awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2025	$0	$(219,171)	$0	$57,564	$(161,607)
2024	$0	$(291,397)	$0	$9,659	$(281,738)
2023	$857,000	$(79,833)	$0	$0	$777,167

(3)	The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding our CEO) in the “Total” column of the Summary Compensation Table in each applicable year.

(4)	The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEO), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEO) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 1:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Deduction of Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$851,346	$(388,620)	$394,914	$857,640
2024	$490,428	$(55,600)	$(81,503)	$353,325
2023	$694,511	$(268,063)	$165,018	$591,466

(a)  The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2025	$212,500	$(100,577)	$273,020	$9,971	$394,914
2024	$44,480	$(152,960)	$14,600	$12,377	$(81,503)
2023	$268,063	$(109,227)	$0	$6,182	$165,018

(5)	Cumulative total stockholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period, by the Company’s share price at the beginning of the measurement period. Represents the value on the last trading day of each of 2025, 2024 and 2023 of an investment of $100 in our common stock on the last trading day of 2022.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our audited financial statements for the applicable year.

Analysis of Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following narrative disclosure regarding the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative Total Stockholder Return

During fiscal years 2023, 2024 and 2025, compensation actually paid to our PEO decreased from $1,300,501 in fiscal year 2023 to $326,077 in fiscal year 2024, followed by an increase in fiscal year 2025 to $479,382 for Mr. Olivier, and average compensation actually paid to our named executive officers other than our PEO decreased from $591,466 in fiscal year 2023 to $353,325 in fiscal year 2024, followed by an increase in fiscal year 2025 to $857,640. Over the same period, the value of an investment of $100 in our common stock on the last trading day of 2022 increased by $9.09 to $71.33 during fiscal year 2023, increased by $21.68 to $93.01 during fiscal year 2024, and increased by $7.34 during fiscal year 2025, for a total increase over fiscal year 2023, 2024 and 2025 of $38.11.

Compensation Actually Paid and Net Loss/Income

During fiscal years 2023, 2024 and 2025, compensation actually paid to our PEO decreased from $1,300,501 in fiscal year 2023 to $326,077 in fiscal year 2024, followed by an increase in fiscal year 2025 to $479,382 for Mr. Olivier, and average compensation actually paid to our named executive officers other than our PEO decreased from $591,466 in fiscal year 2023 to $353,325 in fiscal year 2024, followed by an increase in fiscal year 2025 to $857,640. Over the same period, our net loss decreased by $2,204,007 during fiscal 2023 (from a net loss in fiscal year 2022 of $1,632,384 to a net income in fiscal year 2023 of $571,623), increased by $4,358,220 during fiscal year 2024 (from a net income in fiscal 2023 of $571,623 to a net loss in fiscal 2024 of $3,786,597), and decreased by $5,052,150 during fiscal 2025 (from a net loss in fiscal year 2024 of $3,786,597 to a net income in fiscal year 2025 of $1,265,553).

Director Compensation

The following table presents information regarding compensation awarded or paid to our directors for our fiscal year ended June 30, 2025 for the services rendered by them to the Company in all capacities.

	Fees	Warrant
	earned	and
	or paid	Option
	in cash	Awards
Name	($)	($)	Total ($)
John Regazzi (1)	46,500	84,000	130,500
Gen. Merrill McPeak (2)	27,000	70,000	97,000
Barbara J. Cooperman (3)	27,000	70,000	97,000
Jeremy Murphy (4)	27,000	70,000	97,000
Kenneth L. Gayron (5)	27,000	70,000	97,000

(1)	Outstanding equity awards as of June 30, 2025 consist of options to purchase 60,000 shares of common stock at an exercise price of $2.79 per share, 50,000 shares of common stock at an exercise price of $2.73 per share, 50,000 shares of common stock at an exercise price of $2.15 per share, 100,000 shares of common stock at $2.10 per share, 100,000 shares of common stock at an exercise price of $2.13 per share, options to purchase 100,000 shares of common stock at an exercise price of $3.13 per share, options to purchase 100,000 shares of common stock at an exercise price of $2.40 per share, options to purchase 150,000 shares of common stock at an exercise price of $1.20, options to purchase 150,000 shares of common stock at an exercise price of $1.05 per share and options to purchase 150,000 shares of common stock at an exercise price of $0.70 per share.

(2)	Outstanding equity awards as of June 30, 2025 consist of options to purchase 50,000 shares of common stock at an exercise price of $2.79 per share, 50,000 shares of common stock at an exercise price of $2.73 per share, 50,000 shares of common stock at an exercise price of $2.15 per share, 50,000 shares of common stock at an exercise price of $2.10 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.13 per share, options to purchase 50,000 shares of common stock at an exercise price of $3.13 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.40 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.20 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.05 per share and options to purchase 75,000 shares of common stock at an exercise price of $0.70 per share.

(3)	Outstanding equity awards as of June 30, 2025 consist of options to purchase 50,000 shares of common stock at an exercise price of $2.79, 50,000 shares of common stock at an exercise price of $2.73, 50,000 shares of common stock at an exercise price of $2.15 and options to purchase 38,767 shares of common stock at an exercise price of $2.10 per share.

(4)	Outstanding equity awards as of June 30, 2025 consist of options to purchase 50,000 shares of common stock at an exercise price of $2.79 and 60,137 shares of common stock at an exercise price of $2.73.

(5)	Outstanding equity awards as of June 30, 2025 consist of options to purchase 50,000 shares of common stock at an exercise price of $2.79 and 47,797 shares of common stock at an exercise price of $2.73.

In fiscal 2025 our non-employee Lead Independent Director received $46,500 and options to purchase 60,000 shares of our common stock for attending meetings and serving on our board of directors. In fiscal 2025, other non-employee directors received $27,000 and options to purchase 50,000 shares of our common stock for attending meetings and serving on our board of directors. We expect to compensate our non-employee directors with a combination of cash and options to purchase our common stock going forward. Compensation payable to non-employee directors may be adjusted from time to time, as approved by our board of directors.

Indemnification of Directors and Executive Officers and Limitation of Liability

We are a Nevada Corporation. The Nevada Revised Statutes and certain provisions of our Amended and Restated Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Amended and Restated Bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We have also entered into separate indemnification agreements with our directors and executive officers.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 22, 2025, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors, (3) each named executive officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of September 22, 2025. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. The address of each director and officer is c/o Research Solutions, Inc., 10624 S. Eastern Ave., Ste. A-614, Henderson, NV 89052. Applicable percentage ownership in the following table is based on 32,821,783 shares of common stock outstanding as of September 22, 2025 plus, for each person, any securities that person has the right to acquire within 60 days of September 22, 2025.

	Shares
	Beneficially	Percentage
Name and Address of Beneficial Owner	Owned	of Shares
Greater than 5% Shareholder:
Needham Investment Management, LLC (1) 250 Park Avenue, 10th Floor New York, NY 10177	2,930,000	8.9%
Richard H. Witmer, Jr. 16 Fort Hills Lane Greenwich, CT 06831	2,608,448	7.9%
Punch & Associates Investment Management, Inc. 7701 France Avenue South, Suite 300 Edina, MN 55435	2,418,100	7.4%
Poplar Point Capital Management, LLC 330 Primrose Road, Suite 400 Burlingame, CA 94010	1,777,401	5.5%
Directors and Executive Officers:
Roy W. Olivier (2)	756,825	2.3%
William Nurthen (3)	378,382	1.2%
Sefton Cohen (4)	279,933	* %
John Regazzi (5)	1,196,833	3.5%
Gen. Merrill McPeak (6)	934,607	2.8%
Barbara Cooperman (7)	138,766	* %
Jeremy Murphy (8)	48,530	* %
Kenneth L. Gayron (9)	56,757	* %
All Directors and Executive Officers as a group (8 persons) (10)	3,790,633	10.9%

 * Less than 1%

(1)	Includes 1,700,000 shares of Common Stock held by Needham Investment Management LLC, of which each of Needham Asset Management, LLC and George A. Needham may be considered a control person, Needham Asset Management LLC, Needham Aggressive Growth Fund, and George A. Needham (the “Needham Investors”). The foregoing information regarding the Needham Investors is based solely on Schedule 13F, filed by the Needham Investment Management, LLC with the SEC on August 14, 2024.

(2)	Includes shares underlying options to purchase 50,000 shares of common stock at an exercise price of $2.40 per share, and options to purchase 50,000 shares of common stock at an exercise price of $3.13 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.13 per share, and 300,000 shares of unvested restricted stock that were granted on October 31, 2022 under the 2017 Plan, as restricted stock awards to key management in accordance with the LTEBP.

(3)	Includes 216,250 shares of unvested restricted stock. Of this amount, 6,250 shares of the restricted stock vests over a four-year period, with a one-year cliff vesting period and remains subject to forfeiture if vesting conditions are not met. The remaining 210,000 shares of unvested restricted stock were granted on October 31, 2022 and December 6, 2023 under the 2017 Plan, as restricted stock awards to key management in accordance with the LTEBP.

(4)	Includes 204,000 shares of unvested restricted stock that were granted on November 12, 2024 under the 2017 Plan, as restricted stock awards to key management in accordance with the LTEBP.

(5)	Includes shares underlying options to purchase 150,000 shares of common stock at $0.70 per share, options to purchase 150,000 shares of common stock at an exercise price of $1.05 per share, options to purchase 150,000 shares of common stock at an exercise price of $1.20 per share, options to purchase 100,000 shares of common stock at an exercise price of $2.40 per share, options to purchase 100,000 shares of common stock at an exercise price of $3.13 per share, options to purchase 100,000 shares of common stock at an exercise price of $2.13 per share, options to purchase 100,000 shares of common stock at an exercise price of $2.10 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.15 per share, options to purchase 33,333 shares of common stock at an exercise price of $2.73 per share and options to purchase 20,000 shares of common stock at an exercise price of $2.79 per share.

(6)	Includes options to purchase 75,000 shares of common stock at an exercise price of $0.70 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.05 per share, options to purchase 75,000 shares of common stock at an exercise price of $1.20 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.40 per share, options to purchase 50,000 shares of common stock at an exercise price of $3.13 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.13 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.10 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.15, options to purchase 33,333 shares of common stock at an exercise price of $2.73 and options to purchase 16,666 shares of common stock at an exercise price of $2.79 per share.

(7)	Includes shares underlying options to purchase 38,767 shares of common stock at an exercise price of $2.10 per share, options to purchase 50,000 shares of common stock at an exercise price of $2.15, options to purchase 33,333 shares of common stock at an exercise price of $2.73 and options to purchase 16,666 shares of common stock at an exercise price of $2.79 per share.

(8)	Includes shares underlying options to purchase 40,091 shares of common stock at an exercise price of $2.73 per share and options to purchase 16,666 shares of common stock at an exercise price of $2.79 per share.

(9)	Includes shares underlying options to purchase 31,864 shares of common stock at an exercise price of $2.73 per share and options to purchase 16,666 shares of common stock at an exercise price of $2.79 per share.

(10)	Includes shares underlying options to purchase 1,872,385 shares of common stock.

Equity Compensation Plan Information

In December 2007, we established the 2007 Equity Compensation Plan (the “2007 Plan”) and in November 2017 we established the 2017 Omnibus Incentive Plan (collectively, the “Plans”). The Plans were approved by our board of directors and stockholders. The purpose of the Plans is to grant stock and options to purchase our common stock, and other incentive awards, to our employees, directors and key consultants. On November 10, 2016, the maximum number of shares of common stock that may be issued pursuant to awards granted under the 2007 Plan increased from 5,000,000 to 7,000,000. On November 21, 2017, the Company’s stockholders approved the adoption of the 2017 Plan (previously adopted by our board of directors on September 14, 2017), which authorized a maximum of 1,874,513 shares of common stock that may be issued pursuant to awards granted under the 2017 Plan. From November 2019 to November 2021, the Company's stockholders approved increases in the maximum number of shares of common stock that may be issued pursuant to awards granted under the 2017 Omnibus Incentive Plan from 1,874,513 to 6,874,513. Upon adoption of the 2017 Plan we ceased granting incentive awards under the 2007 Plan and commenced granting incentive awards under the 2017 Plan. The shares of our common stock underlying cancelled and forfeited awards issued under the 2017 Plan may again become available for grant under the 2017 Plan. Cancelled and forfeited awards issued under the 2007 Plan that were cancelled or forfeited prior to November 21, 2017 became available for grant under the 2007 Plan. As of June 30, 2025, there were 506,577 shares available for grant under the 2017 Plan, and no shares were available for grant under the 2007 Plan. All incentive stock award grants prior to the adoption of the 2017 Plan on November 21, 2017 were made under the 2007 Plan, and all incentive stock award grants after the adoption of the 2017 Plan on November 21, 2017 were made under the 2017 Plan.

The following table provides information as of June 30, 2025 with respect to the Plans, which are the only compensation plans under which our equity securities are, or have been, authorized for issuance.

Number of securities
remaining available
for future issuance
	Number of securities to be	Weighted average	under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders (2007 Equity Compensation Plan, and 2017 Omnibus Incentive Plan)	2,738,804	$2.06	506,577
Equity compensation plans not approved by stockholders	—	—	—
Total	2,738,804		506,577

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described herein, since July 1, 2024, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and in which any director, executive officer, shareholder who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Our review of copies of the Section 16(a) reports filed to report transactions occurring during the fiscal year ended June 30, 2025 indicates that all filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with except as follows: Gen. McPeak failed to timely file one Form 4 reporting one transaction.

STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, the written proposal must be received by us no later than May 27, 2026, and should contain the information required by our Amended and Restated Bylaws. If the date of next year’s annual meeting is moved more than 30 days before or after November 12, 2026, the first anniversary of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials for next year’s meeting. Any proposals will also need to comply with Rule 14a-8 of the rules and regulations promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to our Secretary at our mailing address.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 13, 2026. Proposals and the required notice should be addressed to our Secretary at our mailing address.

If you intend to present a proposal at our 2026 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of the proposal in accordance with our Amended and Restated Bylaws. Pursuant to our Amended and Restated Bylaws, in order for a stockholder proposal to be deemed properly presented in these circumstances, a stockholder must deliver notice of the proposal to our Secretary, at our mailing address, from and after July 15, 2026 through August 14, 2026. However, if the date of our 2026 annual meeting of stockholders is more than 30 days before or after November 12, 2026, the first anniversary of this year’s Annual Meeting, stockholders must give us notice of any stockholder proposals after the 120th day prior to next year’s annual meeting and before the 90th day prior to next year’s annual meeting, or, if later, the 10th day following the day on which we first make public announcement of the date of next year’s annual meeting. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act of 1934, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this proxy statement and an annual report to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one proxy statement and annual report if previously notified by their bank, broker or other holder. This process, by which only one proxy statement and annual report, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the proxy statement or annual report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker or other holder.

Copies of this proxy statement and our annual report are available promptly by calling (310) 477-0354, or by writing to Research Solutions, Inc., 10624 S. Eastern Ave., Suite A-614, Henderson, NV 89052. If you are receiving multiple copies of this proxy statement, you also may request orally or in writing to receive a single copy of this proxy statement by calling (310) 477-0354, or writing to Research Solutions, Inc., Attention: Investor Relations, 10624 S. Eastern Ave., Suite A-614, Henderson, NV 89052.

OTHER MATTERS

Our board of directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this proxy statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this proxy statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V80101-P38521 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. RESEARCH SOLUTIONS, INC. 10624 S. EASTERN AVE., STE. A-614 HENDERSON, NV 89052 2. TO RATIFY THE APPOINTMENT OF WIPFLI LLP, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY. 3. TO HOLD AN ADVISORY VOTE APPROVING THE FOLLOWING RESOLUTION ENDORSING OUR EXECUTIVE COMPENSATION: "RESOLVED, THAT THE STOCKHOLDERS APPROVE THE COMPENSATION OF THE COMPANY’S EXECUTIVES, AS DISCLOSED IN THE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE IN THE COMPANY’S PROXY STATEMENT FOR THE ANNUAL MEETING." 4. TO HOLD AN ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. 1. TO ELECT THE FOLLOWING SIX NOMINEES AS DIRECTORS: RESEARCH SOLUTIONS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" FOR PROPOSAL 4. The undersigned hereby confer(s) upon the Proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve. Note: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. ! ! ! ! 1 Year 2 Years 3 Years Abstain 01) BARBARA J. COOPERMAN 02) KENNETH L. GAYRON 03) GENERAL MERRILL MCPEAK 04) JEREMY MURPHY 05) ROY W. OLIVIER 06) JOHN REGAZZI VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RSSS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V80102-P38521 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. RESEARCH SOLUTIONS, INC. Proxy for Annual Meeting of Stockholders November 12, 2025 11:00 A.M. Pacific Time THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RESEARCH SOLUTIONS, INC. The undersigned, a stockholder of Research Solutions, Inc., a Nevada corporation (the "Company"), hereby appoints Roy W. Olivier and William Nurthen or either of them, the proxies of the undersigned (the "Proxies"), each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on November 12, 2025 at 11:00 A.M. Pacific time, and any postponements or adjournments thereof, and in connection herewith to vote and represent all of the shares of the Company which the undersigned would be entitled to vote as follows: This proxy will be voted in accordance with the instructions set forth on the reverse side. Where a vote is not specified, the Proxies will vote the shares represented by the proxy "FOR" all nominees listed in Proposal 1, "FOR" Proposals 2 and 3, FOR "1 YEAR" in Proposal 4, and as said Proxies shall deem advisable on such other business as may come before the Annual Meeting of Stockholders, unless otherwise directed. (Continued and to be signed on the reverse side)